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                [LETTERHEAD OF BLANK ROME COMISKY & McCAULEY LLP]


                               January 15, 1998


The Multicare Companies, Inc.
433 Hackensack Avenue
Hackensack, NJ 07601

         Re: The Multicare Companies, Inc. 9% Senior Subordinated Notes due 2007 Registration Statement on Form S-4

Gentlemen:

         We have acted as counsel to The Multicare Companies, Inc. (the "Company") in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer to exchange by the Company of up to $250,000,000 in principal amount of 9% Senior Subordinated Notes due 2007 (the "Exchange Notes") for outstanding $250,000,000 in principal amount of 9% Senior Subordinated Notes due 2007. The Exchange Notes will be issued pursuant to the Indenture (the "Indenture") dated as of August 11, 1997, by and among the Company's predecessor, Genesis ElderCare Acquisition Corp., a Delaware corporation, PNC Bank, National Association, as trustee, and Banque Internationale A Luxembourg S.A., as paying agent. This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the documents listed on Exhibit "A" attached hereto. We have not performed any independent investigation other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined and the genuineness of all signatures.

         This opinion is limited to the laws of the Commonwealth of Pennsylvania and the Delaware General Corporation Law, and no opinion is expressed as to the laws of any other jurisdiction. While the Indenture provides that it will be governed by the substantive laws of the State of New York, we
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The Multicare Companies, Inc.
January 15, 1998
Page 2


have assumed for the purposes of this opinion that the Indenture will be governed by the laws of the Commonwealth of Pennsylvania.

         Based upon and subject to the foregoing, we are of the opinion that the Exchange Notes that are being offered by the Company pursuant to the Registration Statement, when issued by the Company as contemplated by the Registration Statement and in accordance with the Indenture, will be binding obligations of the Company.

         The opinions expressed herein are qualified in all respects by, and subject to, the following: (a) no opinion is rendered as to the availability of equitable remedies including, but not limited to, specific performance and injunctive relief; (b) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, preference, moratorium and other similar laws or equitable principles affecting creditors' rights or remedies;
(c) the effect of equitable subordination or any other doctrine which may subordinate claims under the Indenture or the Notes; (d) general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; (e) the effect of applicable law and court decisions which may now or hereafter limit or render unenforceable certain rights and remedies; and (f) the application of a standard of "good faith" or "commercial reasonableness" to any decisions, actions or conduct under the Indenture.

         This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

         This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.

                               Sincerely,


                               /s/ BLANK ROME COMISKY & McCAULEY LLP
                               -------------------------------------
                                   BLANK ROME COMISKY & McCAULEY LLP


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                                  EXHIBIT "A"

1.       The Company's Amended and Restated Articles of Incorporation.

2.       The Company's Amended and Restated Bylaws.

3.       The Company's Minute Books from March 1992 through the date hereof.

4.       The Indenture.

5.       The Registration Statement.

6. Agreement and Plan of Merger dated June 16, 1997 by and among Genesis ElderCare Corp., Genesis ElderCare Acquisition Corp., Genesis Health Ventures, Inc. and The Multicare Companies, Inc.

7.       Certificate of Ownership and Merger dated October 10, 1997.